EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 12, 1996, except for Note 5, as to which the date is November 14, 1996, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-10635) and related Prospectus of Apple Residential Income Trust, Inc., for the registration of 25,166,666.67 shares of its common stock.

                                                             Ernst & Young LLP
Richmond, Virginia
November 14, 1996